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                                                                    Exhibit 10.1


                        FIRST COMMUNITY BANCSHARES, INC.
                             1999 STOCK OPTION PLAN

                                    ARTICLE I

                                     PURPOSE

         The purpose of this Stock Option Plan (the "Plan") is to encourage and facilitate investment in the Common Stock of First Community Bancshares, Inc. (the "Corporation"), by those individuals whose efforts will determine the future growth and continued success of the Corporation.

                                   ARTICLE II

                                   ELIGIBILITY

         The individuals who shall be Participants in the Plan shall be officers and other key employees of the Corporation and its affiliates who are approved, from time to time, as Participants by the Committee.

                                   ARTICLE III

                                 ADMINISTRATION

         3.1 BOARD OF DIRECTORS. The Plan shall be administered by the Board of Directors of the Corporation (the "Board"), which may delegate its powers with respect to the administration of the Plan (except for determinations of disability under Article V, Section (d) hereof) to its Compensation Committee (the "Committee") appointed by the Board. The Committee shall be composed of not less than two members who shall be members of the Board but who are not employees of the Corporation. If the Board delegates its powers to the Committee, references hereinafter to the Board, except in Article V, Section
(d), shall be deemed to refer to the Committee.

         3.2 POWERS. Within the limits of the express provisions of the Plan, the Board shall determine: (a) the individuals to whom awards hereunder shall be granted; (b) the time or times at which such awards shall be granted; (c) the form and amount of the awards; and (d) the additional limitations, restrictions and conditions applicable to any such award and not set forth in the Plan. In making such determinations, the Board may take into account the nature of the services rendered by such employees, or classes of employees, their present and potential contributions to the Corporation's success and such other factors as the Board in its discretion shall deem relevant.

         3.3 INTERPRETATIONS. Subject to the express provisions of this Plan, the Board may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of the respective awards and make all other determinations it deems necessary or advisable for the administration of the Plan.

         3.4 BOARD DETERMINATIONS CONCLUSIVE. The determinations of the Board on all matters regarding the Plan shall be conclusive. A member of the Board shall only be liable for any action taken or determination made in bad faith.

         3.5 NONUNIFORM DETERMINATIONS. The Board's determinations under the Plan, including without limitation, determinations as to the person to receive awards, the terms and provisions of such awards and the agreements evidencing the same, need not be uniform and may be made by it selectively among such person or classes of persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

         3.6 SUSPENSION OF PLAN. Subject to the provisions of Article IX, the Board may in its sole discretion suspend the Plan either in total or as to one or more participants. In that event, all options deemed granted at the effective date of suspension shall continue to vest and be exercisable by the affected optionee or optionees as provided in the Plan. All options which are not deemed granted at such time shall be deemed canceled.



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                                   ARTICLE IV

                                AWARD OF OPTIONS

         4.1 FORM. Awards under the Plan will be granted in the form of Nonstatutory Stock Options as described under Section 83 of the Internal Revenue Code of 1986, as amended (the "Code").

         4.2 MAXIMUM LIMITATIONS. The aggregate number of shares of Common Stock available for grant under the Plan shall be 275,000 shares, subject to adjustment pursuant to Article VIII. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares now or hereafter held by the Corporation as treasury stock. In the event that, prior to the end of the period during which Stock Options may be granted under this Plan, any Stock Option under the Plan expires unexercised or is terminated, surrendered or canceled without being exercised in whole or in part, for any reason, the number of shares theretofore subject to such Stock Option or the unexercised, terminated, forfeited or unearned portion thereof, shall be added to the remaining number of shares of Common Stock available for grant as a Stock Option under this Plan, including a grant to a former holder of such Stock Option, upon such terms and conditions as the Board shall determine, which terms may be more or less favorable than those applicable to such former Stock Option.

                                    ARTICLE V

                                  STOCK OPTIONS

         It is intended that the Stock Options granted under the Plan shall be in such form and upon such terms and conditions as the Board shall from time to time determine, subject to the following limitations:

         (a) OPTION PRICE. The option price of each Stock Option to purchase Common Stock shall not be less than 100% of the fair market value of the Common Stock subject to such Stock Option on the date of grant.

         (b) SERIAL GRANT AND PRICE. Stock Options granted pursuant to the Plan shall be deemed to have been granted in five equal amounts on the date of initial grant and the first through the fourth anniversary thereof. The exercise price for each such portion of the Stock Option shall be determined as of January 1 of each year in which the Stock Option is deemed to have been granted.

         (c) VESTING. A Stock Option granted pursuant to the Plan shall vest ratably on the first through the seventh anniversary of the Date of Deemed Grant.

         (d) TERM OF OPTIONS. Vested Stock Options granted pursuant to the Plan shall be exercisable for a period of five years after the date of the grantee's retirement (provided retirement occurs at or after age 62), disability (as determined by the Board), or death. If employment is terminated other than by retirement at or after age 62, disability or death, vested options must be exercised within 90 days after the effective date of termination. Any option not exercised within such period shall be deemed canceled.

         (e) STOCK OPTION AGREEMENT. The Board shall, as a condition to the grant of a Stock Option pursuant to the Plan, require each recipient of such Stock Option to enter into a Stock Option Agreement with the Corporation on or prior to the date of grant of such Option.

                                   ARTICLE VI

                 GENERAL PROVISIONS APPLICABLE TO STOCK OPTIONS

         6.1 EXERCISE. Stock Options shall be subject to such terms and conditions and shall be evidenced by such form of written option agreement between the optionee and the Corporation, as the Board shall determine; provided, that such determinations are not inconsistent with the other provisions of this Plan.



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         6.2 MANNER OF EXERCISE OF OPTIONS AND PAYMENTS FOR COMMON STOCK. Stock
Options may be exercised by an optionee, by a legatee or legatees of such Stock Option under the optionee's last will and testament, or by his or her executors, personal representatives or distributees, by giving written notice to the Secretary of the Corporation stating the number of shares of Common Stock with respect to which the Stock Option is being exercised and tendering payment therefore. At the time that a Stock Option granted under the Plan, or any part thereof, is exercised, payment for the Common Stock issuable thereupon shall be made in full in cash or by certified check or, if the Board in its discretion agrees to accept, in shares of Common Stock of the Corporation (the number of such shares paid for each share subject to the Stock Option, or part thereof, being exercised shall be determined by dividing the option price by the fair market value per share of the Common Stock on the date of exercise) or such other means of payment as may be agreed to by the Board and optionee to the extent such payment method is not otherwise inconsistent with the applicable provisions of law governing Nonstatutory Stock Options at the time of exercise. As soon as reasonably possible following such exercise, a certificate representing the shares of Common Stock purchased, registered in the name of the optionee, shall be delivered to the optionee.

                                   ARTICLE VII

                            TRANSFERABILITY OF OPTION

         No Stock Option provided for under this Plan may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and no Stock Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of a Stock Option, or levy of attachment or similar process upon the Stock Option not specifically permitted herein shall be null and void and without effect. A Stock Option may be exercised only by an individual during his or her lifetime, or pursuant to Section 6.2, by his or her estate or the person who acquires the right to exercise such Stock Option upon his or her death by bequest or inheritance.

                                  ARTICLE VIII

                              MODIFICATIONS TO PLAN

         The aggregate number of shares of Common Stock with respect to which Stock Options may be granted, the aggregate number of shares of Common Stock subject to each outstanding Stock Option, and the option price per share of each such Stock Option, shall all be appropriately modified or adjusted as a result of any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Corporation.

                                   ARTICLE IX

                           CHANGE OF CONTROL, MERGER,
                          CONSOLIDATION AND DISSOLUTION

         In the event of a change of control, or upon the dissolution or liquidation of the Corporation, each Stock Option granted hereunder shall continue to vest and shall be exercisable in accordance with the terms of the original grant, provided that in any such event, options previously granted to
(a) any Optionee who is terminated without cause by the Corporation, its successor or affiliate during the 12 months preceding, or at any time following a change in control, and (b) any participant who remains employed by the Corporation, its successor or affiliate during the 90-day period following a change of control and thereafter resigns, shall continue to be deemed granted and vest as if the Optionee continued to be employed; and such person or his or her successor under Section 6.2 shall be entitled to exercise such options within five years after death or attainment of age 62, whichever first occurs. The Corporation shall require in connection with any change of control that any successor agree to honor all Stock Options granted hereunder in accordance with the terms thereof, modified in accordance with the exchange ratio of the change of control transaction to provide for the appropriate number of shares of any successor corporation.



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         Further, in the event of a change of control or dissolution or liquidation of the corporation, any suspension of this Plan effected under
Section 3.6 by the Board within twelve months prior to such change of control, dissolution or liquidation, shall be reversed and all options originally scheduled for deemed grant between the date of such suspension and the date of adoption of any plan effecting a change of control, dissolution or liquidation shall be reinstated in full.

         For purposes of this Plan,

                  (a) The term "change in control" shall mean the purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Act"), or any comparable successor provision, of beneficial ownership within the meaning of Rule 13(d)(3) promulgated under the Act, within any 12-month period, of 30 percent or more of the outstanding shares of common stock of the Corporation; or the approval by the stockholders of the Corporation of a reorganization, merger, consolidation, share exchange or similar transaction pursuant to which persons who were stockholders of the Corporation immediately prior to the effective date of the first such transaction after the date hereof do not, immediately after such date, own more than 60 percent of the combined voting power entitled to vote generally in the election of directors of the surviving or successor corporation; or a liquidation or dissolution of the Corporation; or the sale of all or substantially all of its assets.

                  (b) The term "cause" shall mean the commission of acts or omissions by the optionee which constitute fraud, dishonesty, excessive absenteeism without approval of the employer (provided such absenteeism is not caused by disability), a criminal act involving the person or property of others or the public generally, gross neglect of duty resulting in substantial loss to the employer or any affiliate, or willful failure to carry out reasonable and legal duties and responsibilities consistent with his duties.

                                    ARTICLE X

                                 EFFECTIVE DATE

         The Plan shall be effective as of January 1, 1999.

                                   ARTICLE XI

                           EXPIRATION OF STOCK OPTIONS

         Each Stock Option shall expire on the expiration date set forth in the Agreement evidencing such Stock Option. In no event may the Board permit a former employee to exercise a Stock Option after such expiration date.

                                   ARTICLE XII

         12.1 PROPRIETARY INFORMATION. Participants, while providing services hereunder, will have access to information, including without limitation customer information, strategic plans, management and operating policies and procedures, and similar information, which constitute proprietary information or trade secrets of the Corporation or its affiliates. No participant shall, at any time, whether during the term of this Agreement or otherwise, disclose any of such proprietary information to any person or entity other than the Corporation, its affiliates and employees.

         12.2 COVENANT NOT TO COMPETE. During the term of employment hereunder and for 24 months after termination of employment (by either party, whether or not for cause), except with the prior written consent of the Corporation, no participant will directly or indirectly engage or participate in, or become a director or officer of, or render advisory or other services to, or become interested in, become an employee of, or make any financial investment in any firm, corporation, holding company, business entity or other business enterprise competing in any respect with the business of the Corporation or any of its affiliates, whether presently being conducted or hereafter undertaken, from a location within 50 miles of the main office of the Corporation, and within 25 miles of any other office of the Corporation or any affiliate from which business is conducted at the time of termination, and shall not, during such period, solicit business or otherwise call on any person or entity which was a customer of the Corporation or any affiliate at the date of termination or at any time within 12 months prior to such date.



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                                  ARTICLE XIII

                                 MISCELLANEOUS

         13.1 LEGAL AND OTHER REQUIREMENTS. The obligation of the Corporation to sell and deliver Common Stock under this Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933 if deemed necessary or appropriate by the Corporation. Certificates for shares of Common Stock issued hereunder may be legended as the Board shall deem appropriate.

         13.2 NO OBLIGATION TO EXERCISE OPTIONS. The granting of a Stock Option pursuant to the provisions of this Plan shall impose no obligation upon an optionee to exercise such Stock Option.

         13.3 APPLICATION OF FUNDS. The proceeds received by the Corporation from the sale of Common Stock pursuant to Stock Options may be used for such general corporate purposes as the Board deems appropriate.

         13.4 WITHHOLDING TAXES. Whenever the Corporation proposes or is required to issue or transfer shares of Common Stock to the optionee under this Plan, the Corporation shall have the right to require the optionee to remit to the Corporation an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. If such certificates have been delivered prior to the time a withholding obligation arises, the Corporation shall have the right to require the optionee to remit to the Corporation an amount sufficient to satisfy all federal, state or local withholding tax requirements at the time such obligation arises and to withhold from other amounts payable to the optionee, as compensation or otherwise, as necessary. Whenever payments under the Plan are to be made to the optionee in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements.

         13.5 NO GUARANTEE OF EMPLOYMENT. Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon any employee the right to continue in the employment of the Corporation or affect any right which the Corporation may have to terminate the employment of such individual.

         13.6 RIGHTS AS A SHAREHOLDER. No optionee shall have any right or privileges as a shareholder with regard to any option granted hereunder until a certificate for shares of Common Stock which are issuable to him or her under this Plan are so issued.

         13.7 LEAVES OF ABSENCE AND DISABILITY. The Board shall be entitled to make such rules, regulations and determinations as it deems appropriate under this Plan in respect of any leave of absence taken by or disability of any employee and the effects, if any, of such events upon the terms of this Plan. Without limiting the generality of the foregoing, the Board shall be entitled to determine (a) whether or not any such leaves of absence shall constitute a termination of employment within the meaning of the Plan, and (b) the impact, if any, of any such leave of absence on awards of Stock Options under the Plan theretofore made to any individual who takes such leave of absence.

         13.8 FAIR MARKET VALUE. Whenever the fair market value of Common Stock is to be determined under the Plan as of a given date, such fair market value shall be:

         (a) If the Common Stock is traded on the over-the-counter market, the average of the mean between the bid and the asked price for the Common Stock at the close of trading for the 10 consecutive trading days immediately preceding such given date;

         (b) If the Common Stock is listed on a national securities exchange, the average of the closing prices of the Common Stock on the Composite Tape for the 10 consecutive trading days immediately preceding such given date; or

         (c) If the Common Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such value as the Board, in good faith, shall determine.


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         13.9 NOTICES. Every direction, revocation or notice authorized or required by this Plan shall be deemed delivered to the Corporation (a) on the date it is personally delivered to the Secretary of the Corporation at its principal executive offices or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices; and shall be deemed delivered to an optionee (a) on the date it is personally delivered to him or her or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Corporation.

         13.10 GOVERNING LAW. All questions pertaining to the validity, construction and administration of the Plan and Stock Options granted hereunder shall be determined in accordance with the laws of the Commonwealth of Virginia.

         13.11 ELIMINATION OF FRACTIONAL SHARES. If under any provision of this Plan which requires a computation of the number of shares of Common Stock subject to a Stock Option, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number, without payment by the Corporation for any fractional share thus eliminated.

                                          APPROVED:

                                          FIRST COMMUNITY BANCSHARES, INC.


                                          BY: __________________________________
                                              CHAIRMAN OF THE BOARD OF DIRECTORS




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